Exhibit 10.25

WILLIAM LYON HOMES

2012 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

William Lyon Homes, a Delaware corporation (the “Company”), pursuant to its 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), an option to purchase the number of shares of the Company’s Class D Common Stock, par value $0.01, set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:	$
Total Exercise Price:	$
Total Number of Shares
Subject to the Option:	shares
Expiration Date:
Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Stock Option Agreement, the Option shall vest as to:
(i) % of the Shares on the , 20 , (ii) % of the Shares on the , 20 , (iii) % of the Shares on the , 20 , and (iv) % of the Shares on the , 20 ;
provided, however, that the Option shall be subject to accelerated vesting as set forth in Section 3.5 of the Stock Option Agreement.

Type of Option:                    ☐    Incentive Stock Option                    ☐    Nonqualified Stock Option

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.

WILLIAM LYON HOMES		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:
Address:	4490 Von Karman Avenue	Address:
Newport Beach, CA 92660

Attachments:	Stock Option Agreement (Exhibit A) Form of Exercise Notice (Exhibit B)

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, William Lyon Homes, a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Cause” shall have the meaning set forth in in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant.

(b) “Change in Control” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant.

(c) “Conversion Date” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

(d) “Good Reason” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant. If Participant is not a party to such an agreement, “Good Reason” shall mean, in each case, without Participant’s prior written consent: (i) the Company’s breach of any material provision of this Agreement or any other material agreement that Participant and the Company are parties to; (ii) the material diminution in the authority or duties of Participant; (iii) the material diminution in the annual base compensation of Participant (except for across-the-board reductions or similar reductions affecting Company senior employees); or (iv) a material change in the geographic location at which Participant must perform services for the Company or its Affiliate (which results in a relocation of at least fifty (50) miles); provided, that “Good Reason” shall only exist if Participant provides written notice to the Company of the existence of the condition described herein within sixty (60) days following the initial existence of such condition, upon the notice of which the Company has sixty (60) days during which it may remedy the condition without penalty to the Company.

(e) “Initial Public Offering” shall mean the initial underwritten public offering by the Company of Class A Common Stock pursuant to an effective registration statement under the Securities Act.

(f) “Person” shall mean a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

(g) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Affiliate has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(h) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Director.

(i) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

(j) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Parent or Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement. If designated as an Incentive Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

2.3 No Right to Continued Employment. Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.2, 3.3 and 3.5, the Option shall become vested and exercisable in such amounts and at such times pursuant to the vesting schedule set forth in the Grant Notice.

(b) Subject to Section 3.5, no portion of the Option that has not become vested and exercisable at the date of Participant’s Termination of Services shall thereafter become vested and exercisable, except as may be otherwise provided in the Grant Notice or provided by the Administrator or as set forth in a written agreement between the Company and Participant.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. Subject to Section 3.5, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of [            ]1 years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

[1]	No more than ten years.

(c) The expiration of three months following the date of Participant’s Termination of Services, unless such termination occurs by reason of Participant’s death, Disability or for Cause;

(d) The expiration of six months from the date of Participant’s death if Participant dies prior to his or her Termination of Services or within three months after his or her Termination of Services;

(e) The expiration of six months from the date of Participant’s Termination of Services by reason of Participant’s Disability; or

(f) The date of Participant’s Termination of Services by the Company for Cause.

If the Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three months before the date of Option’s exercise, Participant must be an Employee of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company, except in the event of Participant’s death or Disability.

3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Nonqualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

3.5 Acceleration of Vesting. Notwithstanding anything in this Agreement to the contrary, the Option shall become fully vested and exercisable in the event of

[(i) a Change in Control, or (ii) Participant’s Termination of Services by the Company without Cause of by Participant for Good Reason.]

[Participant’s Termination of Services by the Company without Cause of by Participant for Good Reason.]

[a Change in Control, in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option.]

[Participant’s Termination of Services by the Company without Cause or by Participant for Good Reason on or within twelve (12) months following a Change in Control, in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option.]

[Participant’s Termination of Services, the Option shall cease to vest, unless otherwise provided by the Administrator or pursuant to a written agreement signed by Participant and the Company or its Affiliate.]

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.1(a) and 5.1(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An exercise notice in writing signed by Participant or any other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of the exercise price and any applicable withholding tax, as provided under Section 4.4;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule, or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 5.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash;

(b) Check;

(c) [With the consent of the Administrator, delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the

Company in satisfaction of the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;]

(d) [With the consent of the Administrator, surrender of Shares owned by Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;]

(e) [With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or]

(f) With the consent of the Administrator, property of any kind that constitutes good and valuable consideration.

4.5 Conditions to Issuance of Stock Certificates. The Shares deliverable upon exercise of this Option may be either previously authorized but unissued Shares or issued Shares that have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator, in its sole discretion, shall deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator, in its sole discretion, shall determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, as provided under Section 4.4.

4.6 Rights as Stockholder. Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan. At the discretion of the Company, and prior to the delivery of the Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

4.7 [Mandatory Exercise. Participant shall be required to exercise any outstanding vested and unexercised portion of the Option (the “Mandatory Exercise”) not later than the earliest to occur: (i) the fifth anniversary of the date of grant, (ii) within thirty (30) days following the Participant’s Termination of Services for any reason or no reason, or (iii) in the event an Initial Public Offering (as herein defined) is consummated prior to the fifth anniversary of the date of grant, within 15 days following the later of (x) last date of the applicable underwriters lock-up period following the Initial Public Offering, or (y) each applicable vesting date following the Initial Public Offering. In the event of the Participant’s Termination of Services, Participant may satisfy the aggregate exercise price obligation arising as a result of the Mandatory Exercise by cash payment or offset of any payments due to Participant from the Company (including any termination payments due under Participant’s employment agreement), as well as any payment method permitted under this Agreement, at Participant’s election. In the event Participant fails to satisfy the Mandatory Exercise requirement, Participant shall forfeit any vested portion of the Option.]2

ARTICLE V

RESTRICTIONS

5.1 General Restrictions on Transfer.

(a) Subject to Section 5.1(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Nonqualified Stock Option, the Option may be transferred to, exercised by and paid to certain Persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family, in each case to the extent permitted by Rule 701 of the Securities Act (each, a “Permitted Transferee”), pursuant to such conditions and procedures as the Administrator may require, including those set forth in Section 5.1(d).

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.1(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, including those set forth in Section 5.1(d), a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime, subject to Section 5.2. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution (the Participant’s “Estate”), subject to Section 5.2.

[2]	For options with five-year term only.

(d) No transfer may occur unless and until (i) the Company shall have received prior written notice of the proposed transfer, setting forth the proposed Permitted Transferee and the circumstance and details thereof; (ii) the Company shall (at its option) have received a written opinion, from an attorney and in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed transfer, and stating that the proposed transfer will not be in violation of any Applicable Law; (iii) if such transfer occurs prior to the Conversion Date, the Company shall have received from the Permitted Transferee a written consent to be bound by all of the terms and conditions of this Agreement; and (iv) the transfer complies with all other applicable requirements of this Agreement.

(e) Any purported transfer of the Option made without fully complying with all of the provisions of this Agreement shall be null and void and without force or effect.

5.2 Company’s Right to Repurchase Shares.

(a) Events Giving Rise to Right to Repurchase. In the event (i) there is filed by or against Participant (x) a petition to have Participant adjudged a bankrupt or (y) a petition for reorganization or arrangement or other relief under any law relating to bankruptcy, unless in the case of a petition filed against Participant the same is dismissed within 30 days, (ii) Participant experiences a Termination of Services by himself or herself without Good Reason, (iii) Participant experiences a Termination of Services for Cause, or (iv) Participant’s Estate or Permitted Transferee elects to exercise the Option pursuant to Section 5.1(c), the Company shall have, in addition to, and not in lieu of, any other rights hereunder, the right to repurchase the Shares acquired upon exercise of the Option by Participant, his Permitted Transferees and/or Estate, at the price specified in Section 5.2(c) and on the other terms set forth in Section 5.2(d). Participant (or his Permitted Transferee or Estate, as the case may be) agrees to give written notice to the Company of the occurrence of an event of the type described in Section 5.2(a)(i) or 5.2(a)(iv) within 10 days after the occurrence of any such event. [Notwithstanding the foregoing, in no event shall the Company’s Right to Repurchase be exercised if the Participant experiences a Termination of Services due to the Company’s failure to renew the Participant’s employment agreement following the expiration of its term.]

(b) Manner of Exercise.

(i) The Company shall exercise its right of repurchase under this Section 5.2 by providing written notice to Participant and his or her Permitted Transferees stating that any or all of the Shares owned by Participant, his Permitted Transferees and/or Estate are being purchased and specifying the event giving rise to the right to repurchase, which notice shall be delivered to Participant, his Permitted Transferees and/or Estate within 60 days after the later of (A) the occurrence of the event giving rise to the right of repurchase or (B) receipt by the Company of Participant’s notice of an event occurring in Section 5.2(a)(i) or Section 5.2(a)(iv). Upon delivery of such written notice, the Company shall be obligated to purchase from Participant, and Participant shall be obligated to sell to the Company, the number of Shares set forth in the Company’s notice on the terms and conditions set forth in this Section 5.2.

(ii) If the Company fails to exercise its right to repurchase within such 60-day period, the remaining Shares that were subject to such right to repurchase shall remain subject to all of the terms and conditions of this Agreement, excluding only such right to repurchase in this instance and with respect to the specific event that occurred.

(c) Purchase Price. In the case of any purchase pursuant to Section 5.2(a)(i), (ii) or (iv), the purchase price shall be an amount equal to the Fair Market Value per Share as of the date of the event giving rise to the Company’s right of repurchase, less the exercise price per Share, multiplied by the number of Shares being repurchased. In the case of any purchase pursuant to Section 5.2(a)(iii), the purchase price shall be equal to the aggregate exercise price for such Shares.

(d) Payments; Closing. With respect to any Shares purchased by the Company pursuant to this Section 5.2, the purchase price shall be paid in cash. Subject to Section 5.4, the closing of any purchase and sale made pursuant to this Section 5.2 shall be held at a time specified by the Company within 45 days following the exercise of the Company’s right to repurchase at the then principal offices of the Company, or such other place as is agreed upon by the parties thereto. At the closing, (i) Participant, his Permitted Transferees and/or Estate shall deliver to the Company the Shares, free and clear of all liens and encumbrances, and duly endorsed for transfer or accompanied by duly executed stock powers; and (ii) the Company shall deliver to Participant, his Permitted Transferees and/or Estate the purchase price in the form of cash.

(e) Termination of Repurchase Right. The repurchase right set forth in this Section 5.2 shall terminate upon the earliest of the following: (i) the written agreement of the Company and Participant, or (ii) the Initial Public Offering.

5.3 Limitations on Repurchases. The Company shall not exercise any right under this Agreement to purchase more Shares than it is permitted to purchase under the terms of Applicable Law or under the terms of any indenture or loan or credit agreement. In the event a purchase of the Shares by the Company pursuant to Section 5.2 shall be prohibited by Applicable Law or would cause a default under the terms of any indenture or loan or credit agreement to which the Company or its Affiliates may be a party, the Company shall so notify Participant. In such event, the obligation of Participant to sell such Shares to the Company and the obligation of the Company to purchase such Shares from Participant shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused; provided, however, that the purchase price to be paid by the Company for the Shares shall accrue interest at the applicable federal rate under the Code.

ARTICLE VI

OTHER PROVISIONS

6.1 Adjustments. Participant acknowledges that the Option, including the vesting of the Option and the number of Shares subject to the Option, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 12.2 of the Plan.

6.2 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 6.2, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Participant shall, if Participant is then deceased, be given to the Person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 6.2. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.3 Nonsolicitation. As a condition of being granted the Option, Participant agrees that, during the period beginning on the date of Participant’s Termination of Services and ending on the second (2nd) anniversary thereof, Participant will not, and will not assist any other Person to, hire, solicit or recruit the employment or services of (whether as an employee, officer or director) any individual who, at the time of such hiring, solicitation or recruitment or at any time during the six (6) months preceding such Termination of Services, was an executive employee or officer of the Company or any Affiliate; provided, however, that if Participant is party to an employment agreement with the Company or its Affiliate, any nonsolicitation provision in such agreement shall govern.

6.4 Market Stand Off. Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (including by means of sales pursuant to Rule 144), any Shares of the Company’s capital stock during the 180-day period beginning on the effective date of the registration statement for an Initial Public Offering and during the 90-day period beginning on the effective date of the registration statement for any other underwritten offering (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree.

6.5 Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law, or by an arbitrator pursuant to Section 6.13, to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

6.6 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect any rights or obligations under this Agreement in any material way without the prior written consent of Participant.

6.8 Conversion of Shares. Immediately upon the Conversion Date, each Share acquired upon exercise of this Option shall automatically convert to one share of Class A Common Stock, and the Option (whether vested or unvested) shall convert to an Option to purchase shares of Class A Common Stock, and in each case shall remain subject to the provisions of this Agreement.

6.9 Tax Representations. Participant has had the opportunity to review with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

6.11 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant (or his Permitted Transferee or Estate, as the case may be) shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

6.12 Equitable Relief. Participant acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, Participant agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

6.13 Arbitration.

(a) General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to, the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 6.13 and the then-applicable JAMS Employment Arbitration Rules and Procedures (“JAMS Rules”). Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by JAMS. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Orange County, California.

(b) Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be selected in accordance with the JAMS Rules.

(c) Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph, the parties to the arbitration shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the JAMS Rules and these procedures, the provisions of these procedures shall govern.

(d) Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration. Notwithstanding the foregoing, each Party shall be responsible for and pay their own attorneys’ fees and costs incurred in connection with such arbitration, except as may be awarded to a prevailing party under Applicable Law.

(e) Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

6.14 Legend. Certificates representing Shares acquired upon exercise of the Option may bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION, CERTAIN REPURCHASE RIGHTS AND FORFEITURE UNDER THE TERMS OF A STOCK OPTION AGREEMENT, BY AND BETWEEN WILLIAM LYON HOMES AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT. SUCH SECURITIES MAY ALSO BE SUBJECT TO DRAG-ALONG AND TAG-ALONG RIGHTS IN THE FUTURE.”

6.15 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

6.16 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

6.17 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.18 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

6.19 Tax Withholding. In the Administrator’s sole discretion, the Participant shall satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with the exercise of the Option that number of Shares having a Fair Market Value, as of the date that the Option is exercised, equal to or less than the amount of the Company’s minimum statutory tax withholding obligation, (b) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date that the Option is exercised, equal to or less than the amount of the Company’s minimum statutory tax withholding obligation, or (c) by deducting such the amount of the Company’s minimum statutory tax withholding obligation from such other amounts that are due to the Participant, to the extent permitted by Applicable Law.

6.20 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

6.21 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,             , 20    the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase             shares of the Class D Common Stock (the “Shares”) of William Lyon Homes (the “Company”) under and pursuant to the William Lyon Homes 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), and the Stock Option Grant Notice and Stock Option Agreement dated             , 20    , (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement or the Plan.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$
Total Exercise Price:	$
Certificate to be issued in name of:

Cash Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:             ☐ Incentive Stock Option            ☐ Nonqualified Stock Option

1. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions, including the restrictions on transfer and the Company’s right of repurchase contained in Article 5 of the Option Agreement.

2. Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.

3. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has had the opportunity to consult with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

4. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Participant.

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6. Legends. Participant understands and agrees that the Company may cause any certificates issued evidencing the Shares to have the legend set forth in Section 6.14 of the Option Agreement or legends substantially equivalent thereto, together with any other legends that may be required by federal, state or foreign securities laws.

7. Participant Representations. Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable federal, state or foreign securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, 90 days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (ii) the availability of certain public information about the Company, (iii) the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

(d) In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the securities were sold by the Company or the date the securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the securities by an affiliate, or by a non-affiliate who subsequently holds the securities less than two years, the satisfaction of the conditions set forth in sections (i), (ii), (iii) and (iv) of paragraph (c) above.

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(e) Participant further understands that in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

8. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 6.2 of the Option Agreement.

10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

ACCEPTED BY: WILLIAM LYON HOMES	SUBMITTED BY: PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
4490 Von Karman Avenue	Address:
Newport Beach, CA 92660

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and approve the Option Agreement and this Exercise Notice. In consideration of granting of the right to my spouse to purchase the shares of common stock of the Company set forth in the Option Agreement and this Exercise Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Option Agreement and this Exercise Notice and agree to be bound by the provisions of the Plan, the Option Agreement, the Shareholders Agreement and this Exercise Notice insofar as I may have any rights under the Plan or the Agreement or the Exercise Notice or any rights with respect to the shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Exercise Notice.

Dated: ,	Signature of Spouse

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